Exhibit 99.1

McKESSON REPORTS FISCAL 2016 THIRD-QUARTER RESULTS

•	Revenues of $47.9 billion for the third quarter, up 3%.

•	Third-quarter GAAP earnings per diluted share from continuing operations of $2.71, up 33%.

•	Third-quarter Adjusted Earnings per diluted share of $3.18, up 9%.

•	Fiscal 2016 Outlook: Adjusted Earnings per diluted share of $12.60 to $12.90.

SAN FRANCISCO, January 27, 2016 – McKesson Corporation (NYSE:MCK) today reported that revenues for the third quarter ended December 31, 2015 were $47.9 billion, up 3% compared to $46.5 billion a year ago. On a constant currency basis, revenues increased 5% over the prior year. On the basis of U.S. generally accepted accounting principles (“GAAP”), third-quarter earnings per diluted share from continuing operations was $2.71 compared to $2.04 a year ago.

Third-quarter Adjusted Earnings per diluted share was $3.18, up 9% on a reported basis and up 10% on a constant currency basis over the prior year. Third-quarter results benefited from a lower tax rate driven by our mix of income and favorable discrete tax items primarily associated with recent legislative changes.

For the first nine months of the fiscal year, McKesson generated cash from operations of $566 million, and ended the quarter with cash and cash equivalents of $3.4 billion. Through the first nine months of the fiscal year, McKesson repurchased approximately $850 million of its common stock, repaid nearly $1 billion in long-term debt, had internal capital spending of $417 million and paid $179 million in dividends.

“Our outlook for Fiscal 2016 and Fiscal 2017 remains the same as what we provided on January 11, 2016,” said John H. Hammergren, chairman and chief executive officer. “Our third-quarter results were in line with our expectations and I am pleased with the excellent progress we have made in expanding our global pharmaceutical sourcing scale, delivering operating margin improvements in the Technology Solutions segment, and successfully executing on the Celesio acquisition synergies. As we enter the final months of Fiscal 2016 and look to the future, I remain confident in our industry and the role we play in making the business of healthcare more efficient. It is McKesson’s unwavering focus on innovation and on serving our customers that has propelled us to be leaders in the markets we serve. And the McKesson team is the best in the business which gives me great confidence in our future,” concluded Hammergren.

Segment Results

Distribution Solutions revenues were $47.2 billion for the quarter, up 3% on a reported basis and up 6% on a constant currency basis.

North America pharmaceutical distribution and services revenues were $39.6 billion for the quarter, up 6% on a reported basis and 7% on a constant currency basis, primarily driven by market growth.

International pharmaceutical distribution and services revenues were $6 billion for the quarter, down 11% on a reported basis and down 1% on a constant currency basis, primarily driven by the loss of a hospital contract in Norway during Fiscal 2015, partially offset by continued growth in the United Kingdom.

Medical-Surgical distribution and services revenues were flat year-over-year, primarily driven by the completed sale of the ZEE Medical business in the second quarter.

Third-quarter Distribution Solutions GAAP operating profit was $906 million and GAAP operating margin was 1.92%. Third-quarter adjusted operating profit was $1.1 billion, flat on a reported basis and up 2% on a constant currency basis. Adjusted operating margin for the Distribution Solutions segment was 2.24% on a reported basis and 2.23% on a constant currency basis.

Technology Solutions revenues were $694 million, down 8% in the third quarter compared to the prior year, primarily driven by the completed sale of the nurse triage business in the first quarter and by the anticipated year-over-year decline in our hospital software business, partially offset by growth in our other technology businesses.

Technology Solutions GAAP operating profit was $122 million for the third quarter and GAAP operating margin was 17.58%. Adjusted operating profit was $133 million for the third quarter and adjusted operating margin was 19.16% on a reported basis and 18.22% on a constant currency basis.

Fiscal Year 2016 Outlook and Preliminary Fiscal 2017 Outlook

McKesson expects Adjusted Earnings per diluted share between $12.60 and $12.90 for the fiscal year ending March 31, 2016, based on an exchange rate of $1.10 per Euro and excluding the following GAAP items:

•	Amortization of acquisition-related intangible assets of $1.27 per diluted share.

•	Acquisition expenses and related adjustments of 31 cents per diluted share.

•	LIFO inventory-related charges of 72 cents to 82 cents per diluted share.

The Fiscal 2016 guidance range does not include any potential claim or litigation reserve adjustments, or the impact of any potential new acquisitions and divestitures, and impairments or material restructurings.

McKesson expects growth in Adjusted Earnings per diluted share for Fiscal 2017 to be between 3% and 8%, as reported, and between 7% and 12%, excluding 48 cents of gains on the disposition of two businesses and favorable discrete tax items in Fiscal 2016.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments reflecting changes to the company’s reserves for controlled substance distribution claims and average wholesale price litigation matters, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Constant Currency

McKesson also presents its financial results on a Constant Currency basis. The company conducts business worldwide in local currencies, including Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant Currency information is presented to provide a framework for assessing how its business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental Constant Currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; foreign currency fluctuations; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; malfunction, failure or breach of sophisticated internal information systems to perform as designed; cyber attacks or other privacy and data security incidents; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; and withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5:00 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 2790543. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson Corporation

McKesson Corporation, currently ranked 11th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

###

Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31,			Nine Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Revenues	$47,899	$46,484	3%	$144,206	$134,120	8%
Cost of sales (1)	(45,027)	(43,586)	3	(135,642)	(125,626)	8

Gross profit	2,872	2,898	(1)	8,564	8,494	1
Operating expenses (2) (3)	(1,952)	(2,098)	(7)	(5,759)	(6,226)	(8)

Operating income	920	800	15	2,805	2,268	24

Other income, net	13	12	8	43	53	(19)
Interest expense	(87)	(93)	(6)	(267)	(284)	(6)

Income from continuing operations before income taxes	846	719	18	2,581	2,037	27
Income tax expense (4)	(204)	(198)	3	(704)	(606)	16

Income from continuing operations after tax	642	521	23	1,877	1,431	31
Income (loss) from discontinued operations, net of tax	5	(10)	(150)	(11)	(32)	(66)

Net income	647	511	27	1,866	1,399	33
Net income attributable to noncontrolling interests	(13)	(39)	(67)	(39)	(55)	(29)

Net income attributable to McKesson Corporation	$634	$472	34%	$1,827	$1,344	36%

Earnings (loss) per common share attributable to McKesson Corporation (5)
Diluted
Continuing operations	$2.71	$2.04	33%	$7.86	$5.85	34%
Discontinued operations	0.02	(0.04)	(150)	(0.05)	(0.13)	(62)

Total	$2.73	$2.00	37%	$7.81	$5.72	37%

Basic
Continuing operations	$2.74	$2.07	32%	$7.95	$5.94	34%
Discontinued operations	0.02	(0.04)	(150)	(0.04)	(0.14)	(71)

Total	$2.76	$2.03	36%	$7.91	$5.80	36%

Dividends declared per common share	$0.28	$0.24		$0.80	$0.72

Weighted average common shares
Diluted	232	236	(2)%	234	235	—%
Basic	230	232	(1)	231	232	—

(1)	Distribution Solutions segment results for the third quarter and first nine months of fiscal year 2016 and 2015 include charges of $33 million and $215 million and $95 million and $287 million related to our last-in-first-out (“LIFO”) method of accounting for inventories, and for the third quarter and first nine months of fiscal year 2016 include $17 million and $76 million net cash proceeds representing our share of antitrust legal settlements.
(2)	Distribution Solutions segment results for the first nine months of fiscal year 2016 include a pre-tax gain of $52 million ($29 million after-tax) recognized from the sale of our ZEE Medical business.
(3)	Technology Solutions segment results for the first nine months of fiscal year 2016 include a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business.
(4)	The third quarter and first nine months of 2016 include a $19 million tax benefit related to enacted tax law changes in foreign jurisdictions. The first nine months of 2016 also include a $25 million tax benefit related to the reversal of a tax reserve.
(5)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31, 2015						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$2,872	$1	$—	$—	$33	$2,906	(1)%	(3)%
Operating expenses	(1,952)	107	22	—	—	(1,823)	(7)	(5)
Other income, net	13	—	1	—	—	14	8	17
Interest expense	(87)	—	—	—	—	(87)	(6)	(6)

Income from continuing operations before income taxes	846	108	23	—	33	1,010	18	2
Income tax expense (2)	(204)	(33)	(8)	—	(13)	(258)	3	(12)

Income from continuing operations after tax	642	75	15	—	20	752	23	8
Income from continuing operations, net of tax, attributable to noncontrolling interests	(13)	—	—	—	—	(13)	(67)	30

Income from continuing operations, net of tax, attributable to McKesson Corporation	$629	$75	$15	$—	$20	$739	30%	8%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (3)	$2.71	$0.32	$0.07	$—	$0.08	$3.18 (4)	33%	9%

Diluted weighted average common shares	232	232	232	—	232	232	(2)%	(2)%

	Quarter Ended December 31, 2014
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Gross profit	$2,898	$2	$1	$—	$95	$2,996
Operating expenses	(2,098)	123	50	—	—	(1,925)
Other income, net	12	—	—	—	—	12
Interest expense	(93)	—	—	—	—	(93)

Income from continuing operations before income taxes	719	125	51	—	95	990
Income tax expense	(198)	(41)	(18)	—	(37)	(294)

Income from continuing operations after tax	521	84	33	—	58	696
Income from continuing operations, net of tax, attributable to noncontrolling interests	(39)	23	6	—	—	(10)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$482	$107	$39	$—	$58	$686

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (3)	$2.04	$0.45	$0.17	$—	$0.25	$2.91

Diluted weighted average common shares	236	236	236	—	236	236

(1)	Fiscal year 2016 reflects $17 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2016 includes a $19 million tax benefit related to enacted tax law changes in foreign jurisdictions.
(3)	Certain computations may reflect rounding adjustments.
(4)	Adjusted Earnings per share on a Constant Currency basis for the third quarter of fiscal year 2016 was $3.21 per diluted share, which excludes the foreign currency exchange effect of $0.03 per diluted share.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Nine Months Ended December 31, 2015						Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$8,564	$5	$—	$—	$215	$8,784	1%	—%
Operating expenses (2) (3)	(5,759)	323	84	—	—	(5,352)	(8)	(6)
Other income, net	43	1	2	—	—	46	(19)	(13)
Interest expense	(267)	—	—	—	—	(267)	(6)	(6)

Income from continuing operations before income taxes	2,581	329	86	—	215	3,211	27	12
Income tax expense (4)	(704)	(103)	(29)	—	(84)	(920)	16	3

Income from continuing operations after tax	1,877	226	57	—	131	2,291	31	16
Income from continuing operations, net of tax, attributable to noncontrolling interests	(39)	—	—	—	—	(39)	(29)	(29)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,838	$226	$57	$—	$131	$2,252	34%	17%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (5)	$7.86	$0.96	$0.25	$—	$0.56	$9.63 (6)	34%	18%

Diluted weighted average common shares	234	234	234	—	234	234	—%	—%

	Nine Months Ended December 31, 2014
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Gross profit	$8,494	$7	$1	$—	$287	$8,789
Operating expenses	(6,226)	377	161	—	—	(5,688)
Other income, net	53	—	—	—	—	53
Interest expense	(284)	—	—	—	—	(284)

Income from continuing operations before income taxes	2,037	384	162	—	287	2,870
Income tax expense	(606)	(121)	(55)	—	(112)	(894)

Income from continuing operations after tax	1,431	263	107	—	175	1,976
Income from continuing operations, net of tax, attributable to noncontrolling interests	(55)	—	—	—	—	(55)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,376	$263	$107	$—	$175	$1,921

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (5)	$5.85	$1.12	$0.46	$—	$0.74	$8.17

Diluted weighted average common shares	235	235	235	—	235	235

(1)	Fiscal year 2016 reflects $76 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the sale of our ZEE Medical business within our Distribution Solutions segment.
(3)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business within our Technology Solutions segment.
(4)	Fiscal year 2016 includes a $19 million tax benefit related to enacted tax law changes in foreign jurisdictions and a $25 million tax benefit related to the reversal of a tax reserve.
(5)	Certain computations may reflect rounding adjustments.
(6)	Adjusted Earnings per share on a Constant Currency basis for the first nine months of fiscal year 2016 was $9.74 per diluted share, which excludes the foreign currency exchange effect of $0.11 per diluted share.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended December 31, 2015			Quarter Ended December 31, 2014			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$39,615	$—	$39,615	$37,397	$—	$37,397	$398	$40,013	$398	$40,013	6%		6%		7%		7%
International pharmaceutical distribution & services	6,022	—	6,022	6,767	—	6,767	692	6,714	692	6,714	(11)		(11)		(1)		(1)
Medical-Surgical distribution & services	1,568	—	1,568	1,565	—	1,565	—	1,568	—	1,568	—		—		—		—
Total Distribution Solutions	47,205	—	47,205	45,729	—	45,729	1,090	48,295	1,090	48,295	3		3		6		6
Technology Solutions - Products and Services	694	—	694	755	—	755	3	697	3	697	(8)		(8)		(8)		(8)
Revenues	$47,899	$—	$47,899	$46,484	$—	$46,484	$1,093	$48,992	$1,093	$48,992	3		3		5		5
GROSS PROFIT
Distribution Solutions (1)	$2,511	$32	$2,543	$2,527	$97	$2,624	$99	$2,610	$99	$2,642	(1)		(3)		3		1
Technology Solutions	361	2	363	371	1	372	(3)	358	(3)	360	(3)		(2)		(4)		(3)
Gross profit	$2,872	$34	$2,906	$2,898	$98	$2,996	$96	$2,968	$96	$3,002	(1)		(3)		2		—
OPERATING EXPENSES
Distribution Solutions	$(1,613)	$119	$(1,494)	$(1,731)	$161	$(1,570)	$(85)	$(1,698)	$(79)	$(1,573)	(7)		(5)		(2)		—
Technology Solutions	(240)	9	(231)	(260)	11	(249)	(3)	(243)	(3)	(234)	(8)		(7)		(7)		(6)
Corporate	(99)	1	(98)	(107)	1	(106)	—	(99)	—	(98)	(7)		(8)		(7)		(8)
Operating expenses	$(1,952)	$129	$(1,823)	$(2,098)	$173	$(1,925)	$(88)	$(2,040)	$(82)	$(1,905)	(7)		(5)		(3)		(1)
OTHER INCOME, NET
Distribution Solutions	$8	$1	$9	$7	$—	$7	$1	$9	$1	$10	14		29		29		43
Technology Solutions	1	—	1	1	—	1	—	1	—	1	—		—		—		—
Corporate	4	—	4	4	—	4	—	4	—	4	—		—		—		—
Other income, net	$13	$1	$14	$12	$—	$12	$1	$14	$1	$15	8		17		17		25
OPERATING PROFIT
Distribution Solutions (1)	$906	$152	$1,058	$803	$258	$1,061	$15	$921	$21	$1,079	13		—		15		2
Technology Solutions	122	11	133	112	12	124	(6)	116	(6)	127	9		7		4		2
Operating profit	1,028	163	1,191	915	270	1,185	9	1,037	15	1,206	12		1		13		2
Corporate	(95)	1	(94)	(103)	1	(102)	—	(95)	—	(94)	(8)		(8)		(8)		(8)
Interest Expense	(87)	—	(87)	(93)	—	(93)	(1)	(88)	(1)	(88)	(6)		(6)		(5)		(5)
Income from continuing operations before income taxes	$846	$164	$1,010	$719	$271	$990	$8	$854	$14	$1,024	18		2		19		3
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.92%		2.24%	1.76%		2.32%		1.91%		2.23%	16	bp	(8	) bp	15	bp	(9	) bp
Technology Solutions	17.58		19.16	14.83		16.42		16.64		18.22	275		274		181		180

(1)	Fiscal year 2016 reflects $17 million of net cash proceeds representing our share of antitrust legal settlements.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Nine Months Ended December 31, 2015			Nine Months Ended December 31, 2014			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$119,750	$—	$119,750	$106,848	$—	$106,848	$1,144	$120,894	$1,144	$120,894	12%		12%		13%		13%
International pharmaceutical distribution & services	17,726	—	17,726	20,506	—	20,506	2,815	20,541	2,815	20,541	(14)		(14)		—		—
Medical-Surgical distribution & services	4,579	—	4,579	4,473	—	4,473	1	4,580	1	4,580	2		2		2		2
Total Distribution Solutions	142,055	—	142,055	131,827	—	131,827	3,960	146,015	3,960	146,015	8		8		11		11
Technology Solutions - Products and Services	2,151	—	2,151	2,293	—	2,293	9	2,160	9	2,160	(6)		(6)		(6)		(6)
Revenues	$144,206	$—	$144,206	$134,120	$—	$134,120	$3,969	$148,175	$3,969	$148,175	8		8		10		10
GROSS PROFIT
Distribution Solutions (1)	$7,462	$215	$7,677	$7,401	$289	$7,690	$374	$7,836	$374	$8,051	1		—		6		5
Technology Solutions (2)	1,102	5	1,107	1,093	6	1,099	(6)	1,096	(6)	1,101	1		1		—		—
Gross profit	$8,564	$220	$8,784	$8,494	$295	$8,789	$368	$8,932	$368	$9,152	1		—		5		4
OPERATING EXPENSES
Distribution Solutions (3)	$(4,750)	$379	$(4,371)	$(5,109)	$495	$(4,614)	$(327)	$(5,077)	$(303)	$(4,674)	(7)		(5)		(1)		1
Technology Solutions (4)	(678)	26	(652)	(791)	32	(759)	(8)	(686)	(8)	(660)	(14)		(14)		(13)		(13)
Corporate	(331)	2	(329)	(326)	11	(315)	(1)	(332)	(1)	(330)	2		4		2		5
Operating expenses	$(5,759)	$407	$(5,352)	$(6,226)	$538	$(5,688)	$(336)	$(6,095)	$(312)	$(5,664)	(8)		(6)		(2)		—
OTHER INCOME, NET
Distribution Solutions	$30	$3	$33	$41	$—	$41	$4	$34	$5	$38	(27)		(20)		(17)		(7)
Technology Solutions	2	—	2	3	—	3	—	2	—	2	(33)		(33)		(33)		(33)
Corporate	11	—	11	9	—	9	—	11	—	11	22		22		22		22
Other income, net	$43	$3	$46	$53	$—	$53	$4	$47	$5	$51	(19)		(13)		(11)		(4)
OPERATING PROFIT
Distribution Solutions (1) (3)	$2,742	$597	$3,339	$2,333	$784	$3,117	$51	$2,793	$76	$3,415	18		7		20		10
Technology Solutions (2) (4)	426	31	457	305	38	343	(14)	412	(14)	443	40		33		35		29
Operating profit	3,168	628	3,796	2,638	822	3,460	37	3,205	62	3,858	20		10		21		12
Corporate	(320)	2	(318)	(317)	11	(306)	(1)	(321)	(1)	(319)	1		4		1		4
Interest Expense	(267)	—	(267)	(284)	—	(284)	(6)	(273)	(6)	(273)	(6)		(6)		(4)		(4)
Income from continuing operations before income taxes	$2,581	$630	$3,211	$2,037	$833	$2,870	$30	$2,611	$55	$3,266	27		12		28		14
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.93%		2.35%	1.77%		2.36%		1.91%		2.34%	16	bp	(1	) bp	14	bp	(2	) bp
Technology Solutions	19.80		21.25	13.30		14.96		19.07		20.51	650		629		577		555

(1)	Fiscal year 2016 reflects $76 million of net cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2015 reflects a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(3)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the sale of our ZEE Medical business.
(4)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended December 31, 2015				Quarter Ended December 31, 2014
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$47,205	$694	$—	$47,899	$45,729	$755	$—	$46,484

Income from continuing operations before interest expense and income taxes (1)	$906	$122	$(95)	$933	$803	$112	$(103)	$812

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$97	$11	$—	$108	$112	$13	$—	$125
Acquisition expenses and related adjustments	22	—	1	23	51	(1)	1	51
Claim and litigation reserve adjustments	—	—	—	—	—	—	—	—
LIFO-related adjustments	33	—	—	33	95	—	—	95

Total pre-tax adjustments	$152	$11	$1	$164	$258	$12	$1	$271

Adjusted Earnings (Non-GAAP):
Revenues	$47,205	$694	$—	$47,899	$45,729	$755	$—	$46,484

Income from continuing operations before interest expense and income taxes (1)	$1,058	$133	$(94)	$1,097	$1,061	$124	$(102)	$1,083

(1)	Fiscal year 2016 reflects $17 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Nine Months Ended December 31, 2015				Nine Months Ended December 31, 2014
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$142,055	$2,151	$—	$144,206	$131,827	$2,293	$—	$134,120

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4)	$2,742	$426	$(320)	$2,848	$2,333	$305	$(317)	$2,321

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$298	$31	$—	$329	$346	$38	$—	$384
Acquisition expenses and related adjustments	84	—	2	86	151	—	11	162
Claim and litigation reserve adjustments	—	—	—	—	—	—	—	—
LIFO-related adjustments	215	—	—	215	287	—	—	287

Total pre-tax adjustments	$597	$31	$2	$630	$784	$38	$11	$833

Adjusted Earnings (Non-GAAP):
Revenues	$142,055	$2,151	$—	$144,206	$131,827	$2,293	$—	$134,120

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4)	$3,339	$457	$(318)	$3,478	$3,117	$343	$(306)	$3,154

(1)	Fiscal year 2016 reflects $76 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2015 reflects a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(3)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the sale of our ZEE Medical business within our Distribution Solutions segment.
(4)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business within our Technology Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	December 31,	March 31,
	2015	2015
ASSETS
Current Assets
Cash and cash equivalents	$3,406	$5,341
Receivables, net	17,402	15,914
Inventories, net	16,411	14,296
Prepaid expenses and other	1,042	1,119

Total Current Assets	38,261	36,670
Property, Plant and Equipment, Net	2,112	2,045
Goodwill	9,701	9,817
Intangible Assets, Net	3,103	3,441
Other Assets	1,910	1,897

Total Assets	$55,087	$53,870

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$26,854	$25,166
Short-term borrowings	7	135
Deferred revenue	999	1,078
Deferred tax liabilities	1,979	1,820
Current portion of long-term debt	996	1,529
Other accrued liabilities	3,644	3,769

Total Current Liabilities	34,479	33,497
Long-Term Debt	7,715	8,180
Other Noncurrent Liabilities	2,555	2,722

Redeemable Noncontrolling Interests	1,378	1,386

McKesson Corporation Stockholders’ Equity	8,876	8,001
Noncontrolling Interests	84	84

Total Equity	8,960	8,085

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$55,087	$53,870

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Nine Months Ended December 31,
	2015	2014
OPERATING ACTIVITIES
Net income	$1,866	$1,399
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	671	786
Other deferred taxes	30	74
Share-based compensation expense	113	127
LIFO charges	215	287
Gain from sale of businesses	(103)	—
Other non-cash items	139	(51)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,667)	(2,815)
Inventories	(2,397)	(2,580)
Drafts and accounts payable	1,695	4,074
Deferred revenue	(66)	(19)
Taxes	114	(203)
Other	(44)	150

Net cash provided by operating activities	566	1,229

INVESTING ACTIVITIES
Property acquisitions	(272)	(281)
Capitalized software expenditures	(145)	(118)
Acquisitions, less cash and cash equivalents acquired	(25)	(40)
Proceeds from sale of businesses, net	204	15
Other	10	(15)

Net cash used in investing activities	(228)	(439)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	1,532	2,424
Repayments of short-term borrowings	(1,668)	(2,320)
Proceeds from issuances of long-term debt	—	3
Repayments of long-term debt	(996)	(233)
Common stock transactions:
Issuances	97	115
Share repurchases, including shares surrendered for tax withholding	(960)	(106)
Dividends paid	(179)	(171)
Other	(73)	36

Net cash used in financing activities	(2,247)	(252)

Effect of exchange rate changes on cash and cash equivalents	(26)	(144)

Net (decrease) increase in cash and cash equivalents	(1,935)	394
Cash and cash equivalents at beginning of period	5,341	4,193

Cash and cash equivalents at end of period	$3,406	$4,587

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following non-GAAP measures in this press release. The Company believes the presentation of non-GAAP measures provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments and Last-In-First-Out (“LIFO”) inventory-related adjustments, as well as the related income tax effects. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspect of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with business acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction and integration expenses that are directly related to business acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Claim and litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Controlled Substance Distribution Claims and the Average Wholesale Price litigation matters, as such terms are defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business worldwide in local currencies, including Euro, British pound and Canadian dollar. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

****

Euro to U.S. Dollar Average Foreign Exchange Rates by Quarter

Our international pharmaceutical distribution and services business reflects the results from Celesio AG (“Celesio”). Celesio independently reports its financial results in Euros. Our financial results for the third quarter and first nine months of fiscal 2016, as provided on a constant currency basis, exclude primarily the effects of the Euro to the U.S. dollar exchange rate fluctuations between the current periods and the comparable periods previously reported.

	Euro to $1 U.S. Dollar
	Fiscal 2015 *	Fiscal 2016
First Quarter	1.37	1.10	*
Second Quarter	1.33	1.11	*
Third Quarter	1.25	1.09	*
Fourth Quarter	1.13	1.10	**

*	Quarterly exchange rates are computed as a simple average using the average monthly Euro to U.S. dollar exchange rate as reported by the European Central Bank.
**	McKesson Corporation’s full year guidance exchange rate as communicated on May 12, 2015, July 29, 2015, October 29, 2015 and January 27, 2016.